U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 16, 2008
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrants’ telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 16, 2008, we issued a press release entitled “AMB Property Corporation Announces First Quarter 2008 Results,” which sets forth disclosure regarding our results of operations for the first quarter 2008. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
On April 16, 2008, we reported results for the first quarter of 2008. Funds from operations per fully diluted share and unit was $0.65 for the first quarter of 2008, as compared to $0.57 for the same quarter in 2007. Net income available to common stockholders per fully diluted share for the first quarter of 2008 was $0.39, as compared to $0.23 for the same quarter in 2007.
Owned and Managed Portfolio Operating Results
Our operating portfolio was 94.8% occupied at March 31, 2008. The average occupancy rate for the quarter was 94.9%, unchanged from the same quarter in 2007. Benefiting primarily from higher rent levels, cash-basis same store net operating income in the first quarter of 2008 increased 7.3% over the same period in 2007, excluding the effects of lease termination fees. For the trailing four quarters ended March 31, 2008, average rents on lease renewals and rollovers in our operating portfolio increased 4.2%, following an average increase of 4.9% for the trailing four quarters ended December 31, 2007.
Investment Activity
During the quarter, we commenced development on 1.1 million square feet of industrial distribution space with an estimated total investment of $85.2 million. At quarter end, our development pipeline, which includes investments held through unconsolidated joint ventures, totaled 18.2 million square feet globally, with an estimated total investment of $1.8 billion, approximately 68% of which is outside the United States.
Our development business includes contributions of stabilized properties to affiliated private capital co-investment ventures or sale of projects to third parties. During the first quarter, we contributed or sold 1.3 million square feet in the Americas and Europe, including contributions to two of our co-investment ventures, for an aggregate price of $155.8 million.
Expanding our presence in several target markets in the Americas, Europe and Asia, we acquired seven industrial properties during the quarter, including three airport-related facilities in London, Singapore and Seoul, for an aggregate acquisition cost of $244.9 million.

Financing Activities
Our subsidiary, AMB Property, L.P. accessed the debt market by entering into a $325 million unsecured term loan during the quarter at LIBOR plus 100 basis points. At March 31, 2008, our share of total debt to total market capitalization was less than 40%.
Share Repurchases
During the quarter, we repurchased 1,765,591 shares of our common stock for an aggregate price of $87.7 million, or at a weighted average price of $49.64 per share. Approximately $112.3 million of capacity remains under our current stock repurchase program.
SUPPLEMENTAL EARNINGS MEASURES
Included in the footnotes to our attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing our financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables.
We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider cash-basis same store net operating income (SSNOI) to be a useful supplemental measure of its operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006. In deriving SSNOI, we define NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, amortization of lease intangibles, and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. We consider SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SSNOI helps the investing public compare our operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact its results from operations. Further, our computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is provided in the attached tables.
“Owned and managed” is defined by us as assets in which we have at least a 10% ownership interest, are the property or asset manager, and which we intend to hold for the long-term.
We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2008, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 150.2 million square feet (14.0 million square meters) in 45 markets within 14 countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
FORWARD LOOKING STATEMENTS
Some of the information included in this press release contains forward-looking statements such as those related to continued demand for our product, occupancy levels, leasing velocity, rental rate growth, trade volume growth, future competitive advantages, increasing valuations, our development projects (including completion, timing of stabilization, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), our ability to grow our private capital business (including raising equity capital and contributions to such funds), returns on invested capital and source of investment opportunities, and our ability to accomplish future business plans (such as expansion into additional markets and of our platform generally), our ability to access credit markets and enter into credit agreements, our ability to buy back common shares of our stock and to meet our forecasts (including our FFO and EPS guidance) and business goals, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward- looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, redevelopment, value-added conversion and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,885,735	$6,709,545
Accumulated depreciation	(941,413)	(916,686)

Net investments in properties	5,944,322	5,792,859
Investments in unconsolidated co-investment ventures	366,385	356,194
Properties held for contribution, net	559,131	488,339
Properties held for divestiture, net	42,893	40,513

Net investments in real estate	6,912,731	6,677,905
Cash and cash equivalents and restricted cash	322,489	250,416
Accounts receivable, net	181,910	184,270
Other assets	272,124	149,812

Total assets	$7,689,254	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,452,416	$1,471,087
Unsecured senior debt	1,003,435	1,003,123
Unsecured credit facilities	960,479	876,105
Other debt	569,844	144,529
Accounts payable and other liabilities	321,978	306,196

Total liabilities	4,308,152	3,801,040
Minority interests
Co-investment venture partners	512,573	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	100,134	102,278

Total minority interests	690,268	697,411
Stockholders’ equity
Common equity	2,467,422	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,690,834	2,763,952

Total liabilities and stockholders’ equity	$7,689,254	$7,262,403

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters ended March 31,
	2008	2007
Revenues
Rental revenues	$166,563	$158,580
Private capital revenues(1)	9,923	5,925

Total revenues	176,486	164,505

Costs and expenses
Property operating costs	(46,171)	(43,686)
Depreciation and amortization	(41,669)	(40,454)
General and administrative	(35,153)	(29,854)
Fund costs	(222)	(241)
Impairment losses	—	(257)
Other expenses	92	(912)

Total costs and expenses	(123,123)	(115,404)

Other income and expenses
Development gains, net of taxes	17,820	12,192
Gains from sale or contribution of real estate interests, net	19,967	136
Equity in earnings of unconsolidated co-investment ventures	2,928	2,113
Other income	4,436	5,507
Interest expense, including amortization	(30,928)	(34,395)

Total other income and expenses	14,223	(14,447)

Income from operations before minority interests	67,586	34,654

Minority interests’ share of income
Co-investment venture partners’ share of income	(18,944)	(7,192)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(4,741)	(595)
Preferred unitholders	(1,432)	(3,699)
Limited partnership unitholders	(979)	(356)

Total minority interests’ share of income	(26,096)	(11,842)

Income from continuing operations	41,490	22,812

Discontinued operations
Income attributable to discontinued operations, net of minority interests	41	2,834
Gains from disposition of real estate, net of minority interests	1,401	36

Total discontinued operations	1,442	2,870

Net income	42,932	25,682
Preferred stock dividends	(3,952)	(3,952)

Net income available to common stockholders	$38,980	$21,730

Net income per common share (diluted)	$0.39	$0.23

Weighted average common shares (diluted)	99,789	95,099

(1)	Includes incentive distributions for 2008 of $1.0 million for the dissolution of AMB Erie co-investment venture.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended March 31,
	2008	2007
Net income available to common stockholders	$38,980	$21,730
Gains from sale or contribution of real estate, net of minority interests	(21,368)	(172)
Depreciation and amortization
Total depreciation and amortization	41,669	40,454
Discontinued operations’ depreciation	4	571
Non-real estate depreciation	(1,634)	(1,177)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	18,944	7,192
Limited partnership unitholders’ minority interests (Net income)	979	356
Limited partnership unitholders’ minority interests (Development profits)	528	583
Discontinued operations’ minority interests (Net income)	390	78
FFO attributable to minority interests	(16,576)	(16,304)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(2,928)	(2,113)
AMB’s share of FFO	8,862	5,675

Funds from operations	$67,850	$56,873

FFO per common share and unit (diluted)	$0.65	$0.57

Weighted average common shares and units (diluted)	103,767	99,777

(1)	Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from National Association of Real Estate Investment Trusts’ (NAREIT) definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.

In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.

AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.

The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High

Projected net income	$2.70	$2.90
AMB’s share of projected depreciation and amortization	1.46	1.48
AMB’s share of projected gains on disposition of operating properties	(0.23)	(0.25)
Impact of additional dilutive securities, other, rounding	(0.08)	(0.08)

Projected Funds From Operations (FFO)	$3.85	$4.05

Amounts are expressed per share, except FFO which is expressed per unit.
The following table reconciles consolidated cash-basis same store net operating income from net income for the quarters ended March 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended
	March 31,
	2008	2007
Net income	$42,932	$25,682
Private capital income	(9,923)	(5,925)
Depreciation and amortization	41,669	40,454
Impairment losses	—	257
General and administrative and fund costs	35,375	30,095
Total other income and expenses	(14,315)	15,359
Total minority interests’ share of income	26,096	11,842
Total discontinued operations	(1,442)	(2,870)

NOI	120,392	114,894
Less non same-store NOI	(14,463)	(13,246)
Less non cash adjustments(1)	(473)	(1,849)

Cash-basis same-store NOI	$105,456	$99,799

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: April 16, 2008	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 16, 2008.